EXHIBIT 3.1

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                             ESCALADE, INCORPORATED


         FIRST:   The name of the Corporation is ESCALADE, INCORPORATED

         SECOND:  (A)      The address of the registered office of the
Corporation in the State of Indiana is 817 Maxwell Avenue, Evansville, Indiana 47717.

                  (B) The name of the registered agent of the Corporation at such address is Robert E. Griffin.

         THIRD:   The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.

         FOURTH:  (A)      The total number of shares of stock which the
Corporation shall have authority to issue shall be Thirty-One Million (31,000,000) shares, consisting of Thirty Million (30,000,000) shares of common stock, no par value per share and One Million (1,000,000) shares of preferred stock, no par value per share.

                  (B) Each share of the common stock of the Corporation shall have one (1) vote. Each share of the preferred stock of the Corporation shall have no voting rights, except as otherwise required by law.

                  (C) (1) The Board of Directors of the Corporation is hereby expressly granted the authority to fix any and all designations and powers, preferences and rights, and qualifications, limitations or restrictions thereof, which are permitted by the Indiana Business Corporation Law in respect to any class or classes of stock or any series of any class of stock of the Corporation as the same may be fixed, from time to time, by resolution or resolutions of the Board of Directors of the Corporation and shall not be fixed by these Articles of Incorporation.

                  (2) The Board of Directors of the Corporation is hereby expressly vested with the authority to state, from time to time, by such resolution or resolutions as are referred to in the Indiana Business Corporation Law, any and all of the matters with respect to the stock of the Corporation set forth therein.

         FIFTH:   The Board of Directors of the Corporation is hereby expressly vested with the authority to transfer, from time to time, any part or all of the property and assets, obligations or liabilities of the Corporation to any one or more of the Corporation's wholly owned subsidiary corporations without the approval and adoption of such transfer or transfers by the stockholders of the Corporation, provided, however, that such action is not otherwise expressly prohibited under the Indiana Business Corporation Law.

         SIXTH:   The Corporation has received consideration of at least One
Thousand Dollars ($1,000.00) for the issuance of shares of the Corporation's capital stock.

         SEVENTH: The By-Laws of the Corporation may be made, altered, amended or repealed, from time to time, at a meeting held for such purpose, by the affirmative vote of a majority of the Board of Directors of the Corporation or without such a meeting by the written consent of all of the members of the Board of Directors of the Corporation, or at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

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         EIGHTH:  These Restatement of Articles of Incorporation supersede and take the place of the Corporation's hereto before existing Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned, being the President and Secretary herein named, action on behalf of the Corporation, do hereby make and subscribe these Restatement of Articles of Incorporation on this 19 day of March, 2007.


                                       ESCALADE, INCORPORATED


                                       By: /s/ DANIEL A. MESSMER
                                           -------------------------------------
                                               Daniel A. Messmer, President


                                       By: /s/ TERRY D. FRANDSEN
                                           -------------------------------------
                                               Terry D. Frandsen, Secretary



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